EXHIBIT 10.1

                                                                  Execution Copy

                            STOCK PURCHASE AGREEMENT

                          Dated as of December 24, 1996

                                 by and between

                          EL PASO NATURAL GAS COMPANY,

                                  as the Seller

                                       and

                              TELEO VENTURES, INC.

                                  as the Buyer
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TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
ARTICLE I....................................................................2
TERMS OF PURCHASE AND SALE...................................................2

1.01.   Sale of the Stock....................................................2
1.02.   The Closing..........................................................2
1.03.   Purchase Price and Payment...........................................2
1.04.   Statement; Adjusted Purchase Price...................................2
1.05.   TGP Consents.........................................................5
1.06.   NPI Conversion.......................................................5
1.07.   TGP Stock Closing Adjustments........................................6
1.08.   Escrow Closing.......................................................6

ARTICLE II...................................................................6
REPRESENTATIONS AND WARRANTIES OF THE SELLER.................................6

2.01.   Capitalization.......................................................6
2.02.   Litigation...........................................................7
2.03.   Corporate Power and Authority; Effect of Agreement...................7
2.04.   Consents.............................................................7
2.05.   Intercompany Agreements..............................................8
2.06.   Disclaimer...........................................................8

ARTICLE III..................................................................9
REPRESENTATIONS AND WARRANTIES OF THE BUYER..................................9

3.01.   Organization.........................................................9
3.02.   Corporate Power and Authority; Effect of Agreement...................9
3.03.   Consents.............................................................9
3.04.   Availability of Funds................................................9
3.05.   Litigation..........................................................10
3.06.   Purchase for Investment.............................................10

ARTICLE IV..................................................................10
COVENANTS OF THE SELLER.....................................................10

4.01.   Cooperation by the Seller...........................................10
4.02.   Conduct of Business.................................................10
4.03.   Access..............................................................11
4.04.   Further Assurances..................................................12
4.05.   Contribution of Property............................................13
4.06.   Delivery of Proprietary Information.................................13
4.07.   Exclusivity.........................................................13
4.08.   Access to Books and Records of the Seller...........................13

ARTICLE V...................................................................14
COVENANTS OF THE BUYER......................................................14

5.01.   Cooperation by the Buyer............................................14
5.02.   Books and Records; Personnel........................................14
5.03.   Performance Bonds, Etc..............................................15
5.04.   Further Assurances..................................................16
5.05.   Corporate Name......................................................16
5.06.   Consents............................................................16
5.07.   TGP Consents; NPI Conversion........................................17

ARTICLE VI..................................................................17
TAX MATTERS.................................................................17

6.01.   Tax Indemnification by the Seller...................................17
6.02.   Apportionment of Taxes..............................................17
6.03.   Filing Responsibility...............................................18
6.04.   Refunds and Carrybacks..............................................19
6.05.   Cooperation.........................................................19
6.06.   Tax Sharing.........................................................19
6.07.   Audits..............................................................20
6.08.   Certain Other Definitions...........................................20
6.09.   Certain Taxes.......................................................21
6.10.   Section 338(h)(10)..................................................21
6.11.   Tax Indemnification in Connection with NPI Conversion...............22
6.12.   Tax Treatment of Indemnity Payments.................................23
6.13.   Tax Elections.......................................................23
6.14.   Employee Matters....................................................23

ARTICLE VII.................................................................23
CONDITIONS TO THE BUYER'S OBLIGATIONS.......................................23

7.01.   Representations, Warranties and Covenants of the Seller.............23
7.02.   No Prohibition......................................................24
7.03.   Governmental Consents...............................................24
7.04.   Financing...........................................................24
7.05.   Transitional Services Agreement.....................................24
7.06.   Buyer's Frustration of Closing Conditions...........................24

ARTICLE VIII................................................................24
CONDITIONS TO THE SELLER'S OBLIGATIONS......................................24

8.01.   Representations, Warranties and Covenants of the Buyer..............24
8.02.   No Prohibition......................................................25
8.03.   Performance Bonds...................................................25
8.04.   Governmental Consents...............................................25
8.05.   Seller's Frustration of Closing Conditions..........................25

ARTICLE IX..................................................................25
EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS...............................25

9.01.   Definitions.........................................................25
9.02.   Indemnity...........................................................26
9.03.   Benefit Plans.......................................................27
9.04.   Severance and Retention Bonuses.....................................27
9.05.   Transfer of Employees...............................................27

ARTICLE X...................................................................27
TERMINATION PRIOR TO CLOSING................................................27

10.01.      Termination.....................................................27
10.02.      Effect on Obligations...........................................27

ARTICLE XI..................................................................28
MISCELLANEOUS...............................................................28

11.01.      Survival........................................................28
11.02.      Interpretive Provisions.........................................28
11.03.      Entire Agreement................................................28
11.04.      Successors and Assigns..........................................28
11.05.      Headings........................................................29
11.06.      Modification and Waiver.........................................29
11.07.      Indemnification by the Seller with Respect to Other Matters.....29
11.08.      Broker's Fees...................................................29
11.09.      Expenses........................................................29
11.10.      Notices.........................................................30
11.11.      Governing Law...................................................31
11.12.      Severability....................................................31
11.13.      Public Announcements............................................31
11.14.      Counterparts....................................................32

EXHIBITS

Exhibit A - Transitional Services Agreement
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                                                                  Execution Copy

                           STOCK PURCHASE AGREEMENT

            This Stock Purchase Agreement, made and entered into this 24th day of December, 1996 (this "Agreement"), by and between EL PASO NATURAL GAS COMPANY, a Delaware corporation (the "Seller") and TELEO VENTURES, INC., a Delaware corporation (the "Buyer").

                             W I T N E S S E T H:

            WHEREAS, Tennessee Gas Pipeline Company ("TGPL"), an indirect wholly owned subsidiary of El Paso Tennessee Pipeline Co. ("Tenneco"), is the owner of 100% of the issued and outstanding capital stock (the "Stock") of each of Tenneco Ventures Corporation, a Delaware corporation ("Ventures") and Tenneco Gas Production Corporation, a Delaware corporation ("TGP"; each of Ventures and TGP a "Company" and, collectively, the "Companies");

            WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of June 19, 1996 (the "Merger Agreement"), among Tenneco, the Seller, and El Paso Merger Company, the parties thereto agreed to the terms and conditions upon which El Paso Merger Company would merge with and into Tenneco (the "Merger");

            WHEREAS, upon the consummation of the Merger, the Seller indirectly owns 100% of the common stock of the Companies;

            WHEREAS, the Merger was consummated on December 12, 1996;

            WHEREAS, the Seller desires to cause TGPL to sell to the Buyer, and the Buyer desires to buy from TGPL, all of the Stock;

            NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions, hereinafter set forth, the parties do hereby agree as follows:

                                  ARTICLE I

                          TERMS OF PURCHASE AND SALE

            1.01. SALE OF THE STOCK. (a) On the Closing Date (as defined in
Section 1.02), the Seller shall cause TGPL to sell to the Buyer, and the Buyer shall purchase from TGPL, the Stock.

               (b) At the Closing (as defined in Section 1.02), the Seller shall cause TGPL to deliver to the Buyer certificates representing the Stock, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Stock in blank.

            1.02. THE CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the New York offices of Fried, Frank, Harris, Shriver & Jacobson, commencing at 9:00 a.m. on the second business day following the satisfaction or waiver of the conditions to Closing specified in Articles VII and VIII hereof, or at such other time and/or place and/or on such other date as the parties may mutually agree (the "Closing Date").

            1.03. PURCHASE PRICE AND PAYMENT. (a) The aggregate purchase price to be paid by the Buyer for the Stock shall be $105,200,000 less any reductions thereto required by Section 1.05 or Section 9.04 (the "Purchase Price"), subject to adjustment as set forth in Section 1.04(d).

               (b) At the Closing, the Buyer shall deliver to TGPL, by wire transfer of immediately available funds to a bank account designated in writing by the Seller, an amount equal to (i) the Purchase Price, minus, (ii) an estimate of the adjustment to the Purchase Price pursuant to Section 1.04 (d) which the parties hereby agree would be $8,700,000 (the Purchase Price plus or minus such estimate being hereinafter called the "Closing Date Amount").

            1.04. STATEMENT; ADJUSTED PURCHASE PRICE. (a) The Seller shall prepare and deliver to the Buyer, within 30 days following the Closing Date, a statement (the "Statement") setting forth the Shareholder Advance Balance (as defined in Section 1.04(b)) as of the close of business on the Closing Date (the "Closing Shareholder Advance Balance"). There shall be attached to the Statement an annex setting forth in reasonable detail the computation of the Closing Shareholder Advance Balance and the Adjusted Purchase Price (as defined in
Section 1.04(d)).

               (b) As used herein, the term "Shareholder Advance Balance" means the excess or deficiency, as the case may be, of (i) all advances made by Tenneco and its affiliates (other than the Companies), including, after the Merger, by the Seller and

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its affiliates, from, but not including, June 30, 1996, to the Companies, over
(ii) all payments made by the Companies after June 30, 1996 relating to advances made by Tenneco and its affiliates (other than the Companies), including, after the Merger, the Seller and its affiliates; provided, however, that advances by Tenneco and its affiliates (other than the Companies), including, after the Merger, by the Seller and its affiliates, from, but not including, June 30, 1996, to the Companies shall be excluded to the extent such advances represent
(x) non-cash charges for general and administrative, corporate overhead and similar services and/or payment of expenses incurred by the Companies in connection with the transactions contemplated hereby or other efforts to sell the Stock, except such expenses incurred by the Companies to assist the Buyer in connection herewith or (y) amounts or actual charges related to, and/or provisions for, federal or state income taxes. The Shareholder Advance Balance set forth in the Statement shall be determined using the same accounting methods, policies, practices and procedures, with consistent classification, judgments and estimation methodology as used in determining such amounts for the purpose of the unaudited consolidated balance sheet of Ventures and its subsidiaries as of June 30, 1996 and the unaudited consolidated balance sheet of TGP and its subsidiaries as of June 30, 1996 (collectively, the "Balance Sheets"), and shall not take into account any changes in circumstances or events occurring after the close of business on the Closing Date.

               (c) The Statement delivered by the Seller to the Buyer and the computation of the Closing Shareholder Advance Balance and the Adjusted Purchase Price annexed thereto shall be conclusive and binding upon the parties unless the Buyer, within 15 days after receipt by the Buyer of the Statement, notifies the Seller in writing that the Buyer disputes any of the amounts set forth therein, specifying the nature of the dispute and the basis therefor. The parties shall in good faith attempt to resolve any dispute, in which event the Statement and the computation of the Closing Shareholder Advance Balance and the Adjusted Purchase Price, as amended to the extent necessary to reflect the resolution of the dispute, shall be conclusive and binding upon the parties. If the parties do not reach agreement resolving the dispute within 10 days after notice is given by the Buyer to the Seller pursuant to the second preceding sentence, the parties shall submit the dispute to a nationally recognized independent accounting firm mutually agreeable to the parties, which firm shall not have had a material relationship with either the Buyer or the Seller or their respective affiliates within the two years preceding the appointment (the "Arbiter"), for resolution. If the parties cannot agree on the selection of the independent accounting firm to act as Arbiter, the parties shall request the American Arbitration Association to appoint such a firm, and such appointment shall be conclusive and binding upon the parties. Promptly, but no later than 20 days after its acceptance of its appointment as Arbiter, the Arbiter shall determine, based solely on presentations by the Buyer and the Seller, and not by independent review, only those issues in dispute and shall render a report as to the dispute and the resulting computation of the Statement, the

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Closing Shareholder Advance Balance and the Adjusted Purchase Price, which shall be conclusive and binding upon the parties. In resolving any disputed item, the Arbiter shall be bound by the provisions of this Agreement governing the calculation of such amounts. The fees, costs and expenses of the Arbiter (i) shall be borne by the Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by the Seller in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Buyer (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted.
Whether any dispute is resolved by agreement among the parties or by the Arbiter, changes to the Statement shall be made hereunder only for items as to which the Buyer has taken exception as provided herein. The Buyer and the Seller each shall make available to the other (upon the request of the other ) their respective work papers generated in connection with the preparation or review of the Statement.

               (d) The Purchase Price shall be increased by the amount of the Shareholder Advance Balance, if such balance is a positive number, or the Purchase Price shall be decreased by the amount of the Shareholder Advance Balance, if such balance is a negative number (the Purchase Price as so increased or decreased shall be referred to herein as the "Adjusted Purchase Price"). If the Closing Date Amount is less than the Adjusted Purchase Price, the Buyer shall pay to TGPL the amount by which the Adjusted Purchase Price exceeds the Closing Date Amount and, if the Closing Date Amount is more than the Adjusted Purchase Price, the Seller shall cause TGPL to pay to the Buyer the amount by which the Closing Date Amount exceeds the Adjusted Purchase Price (the amount due pursuant to this sentence shall be referred to herein as the "Purchase Price Adjustment Payment"). Notwithstanding the foregoing, the Closing Date Amount shall only be adjusted pursuant to this Paragraph (d) to the extent any such adjustment to the Closing Date Amount would result in an adjustment to the Closing Date Amount of $500,000 or more.

               (e) The amount of any Purchase Price Adjustment Payment shall bear interest at an annual rate equal to the reference rate from time to time of The Chase Bank plus 1% (the "Rate") from and including the Closing Date to, but not including, the date of payment. Any amount payable as a Purchase Price Adjustment Payment (plus interest determined pursuant to the immediately preceding sentence) shall be paid by wire transfer of immediately available funds to an account designated in writing by the Buyer or the Seller, as the case may be. Such payment shall be made on the third business day following (i) the last day on which the Buyer may, pursuant to the first sentence of Section 1.04(c), notify the Seller that it disputes any of the amounts set forth in the Statement, if there shall have been no dispute between the parties with respect thereto, or such earlier date as the Buyer shall advise the Seller of the absence of any dispute, (ii) the

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date mutual agreement is reached as to the amount of the Adjusted Purchase
Price, if any, in the event of a dispute that is settled by the parties without resort to the Arbiter or (iii) the receipt of the report of the Arbiter in the event of a dispute which is settled by the Arbiter, as applicable.

            1.05. TGP CONSENTS. If the unconditional consents of each of the General Electric Pension Trust, the GTE Service Corporation Plan for Employees' Pensions and the Delta Master Trust (collectively, the "TGP Investors") to sell the issued and outstanding common stock of TGP (the "TGP Stock") pursuant hereto (the "TGP Consents") are not obtained prior to the Closing Date, the TGP Stock will not be sold on such date and an amount of $12,700,000 (such sum, the "TGP Allocated Value") will be withheld from the Closing Date Amount. In such event, the Seller may notify the Buyer that the Seller desires to continue seeking to obtain such consents, and the Buyer will use all reasonable efforts to cooperate with the Seller in connection therewith for a period not to exceed six months from the Closing Date (the "Interim Period"). If the Seller determines not to continue to seek such consents, the Seller may terminate this Agreement with regard to the TGP Stock, and, if so terminated, neither party will have any further liability or obligation to the other with respect thereto except, to the extent applicable, pursuant to Section 4.03 and Section 11.09 hereof. During the Interim Period, the provisions of Articles IV and V hereof will continue to apply with respect to TGP and its subsidiaries. If at the termination of the Interim Period, or any date prior thereto, the TGP Consents have been obtained (the "TGP Closing Date"), on such date the Seller will cause TGPL to sell to the Buyer, and the Buyer will purchase from TGPL, the TGP Stock, for the TGP Allocated Value. If at the termination of the Interim Period the TGP Consents have not been obtained, either the Seller or the Buyer may terminate this Agreement with regard to the TGP Stock, and, if so terminated, neither party will have any further liability or obligation to the other with respect thereto except, to the extent applicable, pursuant to Section 4.03 and Section 11.09 hereof.

            1.06. NPI CONVERSION. If the NPI Conversion for any of the TGP Investors (as defined in Section 6.11(b)) has not occurred prior to the Closing Date, at the sole option of the Seller, the TGP Stock will not be sold on such date and an amount equal to the TGP Allocated Value will be withheld from the Closing Date Amount. In such event, the Seller may notify the Buyer that the Seller desires to continue to seek the occurrence of all of the NPI Conversions, and the Buyer will use all reasonable efforts to cooperate with the Seller in connection therewith for the Interim Period. If the Seller determines not to continue to seek the occurrence of all of the NPI Conversions, the Seller may terminate this Agreement with regard to the TGP Stock, and, if so terminated, neither party will have any further liability or obligation to the other with respect thereto except, to the extent applicable, pursuant to Section 4.03 and
Section 11.09 hereof. During the Interim Period, the provisions of Articles IV and V hereof will continue to apply with respect to TGP and its subsidiaries. If at the termination of the Interim Period,

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
or any date prior thereto, all of the NPI Conversions shall have occurred, on such date the Seller will cause TGPL to sell to the Buyer, and the Buyer will purchase from TGPL, the TGP Stock, for the TGP Allocated Value. If at the termination of the Interim Period all of the NPI Conversions shall not have occurred, either the Seller or the Buyer may terminate this Agreement with regard to the TGP Stock, and, if so terminated, neither party will have any further liability or obligation to the other with respect thereto except, to the extent applicable, pursuant to Section 4.03 and Section 11.09 hereof.

            1.07. TGP STOCK CLOSING ADJUSTMENTS. Notwithstanding anything to the contrary in this Agreement, if the closing of the acquisition of the TGP Stock does not occur at the Closing, appropriate adjustments will be made to the Closing Date Amount, the Statement, the Closing Shareholder Advance Balance, the Shareholder Advance Balance, the Shareholder Advance Amount and the Adjusted Purchase Price to reflect the fact that the Buyer is not acquiring the TGP Stock. At the subsequent closing relating to the acquisition of the TGP Stock (if any), provisions comparable to the provisions of Sections 1.03 and 1.04 will be implemented with respect to the acquisition and payment for the TGP Stock.

            1.08. ESCROW CLOSING. Notwithstanding the provisions of Sections
1.05 and 1.06, in the event the TGP Consents are not obtained, or if the NPI Conversion does not occur, in each case, on or prior to the Closing, the parties hereto agree to close the acquisition of the TGP Stock in escrow at the Closing pursuant to an Escrow Agreement, in form, scope and substance reasonably satisfactory to the Buyer and the Seller.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

            The Seller represents and warrants to the Buyer, as of the date hereof, as follows:

            2.01. CAPITALIZATION. The authorized capital stock of (i) Ventures consists of 200 shares of common stock, par value $5.00 per share, of which 200 shares are issued and outstanding and (ii) TGP consists of 200 shares of common stock, par value $5.00 per share of which 200 shares are issued and outstanding; all of such issued and outstanding shares of the Companies are owned of record and beneficially by TGPL. All of the shares comprising the Stock are validly issued, fully paid and non-assessable. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Companies, or subscriptions, warrants, options, rights or other arrangements or commitments obligating the Companies to issue or dispose of any of their respective equity securities and/or partnership interests or any ownership interest

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therein. The sale and delivery of the Stock to the Buyer pursuant to Article I hereof will vest in the Buyer legal and valid title to the Stock, free and clear of all liens, security interests or other encumbrances ("Encumbrances") (other than Encumbrances created by the Buyer).

            2.02. LITIGATION. There is no action or proceeding in any court or before any governmental authority ("Litigation") pending or, to the Seller's knowledge, threatened against the Seller or Tenneco, or any of their respective affiliates, any Company or any of the subsidiaries of any of the Companies, (collectively, the "Subsidiaries") with respect to which there is a reasonable likelihood of a determination which would have a material adverse affect on the ability of the Seller to perform its obligations under this Agreement. Neither the Seller, nor Tenneco, nor any of their respective affiliates, is subject to any outstanding orders, rulings, judgments or decrees which would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement.

            2.03. CORPORATE POWER AND AUTHORITY; EFFECT OF AGREEMENT. Each of the Seller, TGPL, and each Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller, in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and
(ii) is subject to general principles of equity. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (x) violate any provision of law, rule or regulation to which the Seller, TGPL, any Company or any of the Subsidiaries is subject, (y) violate any order, judgment or decree applicable to the Seller, TGPL, any Company or any of the Subsidiaries or (z) violate any provision of the Certificate of Incorporation or the By-laws or other constituent documents of the Seller, TGPL, any Company or any of the Subsidiaries; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

            2.04. CONSENTS. No consent, approval or authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by the Seller in connection with the execution, delivery and performance by the Seller of this

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Agreement or the taking by the Seller of any other action contemplated hereby, except where the failure to obtain such consent, approval, authorization or exemption or the failure to so file, as applicable, does not have a material adverse effect on the business or financial condition of the Companies and the Subsidiaries taken as a whole (a "Material Adverse Effect").

            2.05. INTERCOMPANY AGREEMENTS. At the Closing, except as set forth in Schedule 2.05, to the extent the agreements specified in Schedule 2.05 are based on market terms, and except with respect to the Transitional Services Agreement (as defined in Section 7.05), all intercompany agreements between the Seller and its affiliates, other than the Companies, on the one hand, and the Companies, on the other hand, shall be canceled and be of no force and effect.

            2.06. DISCLAIMER. NOTWITHSTANDING ANYTHING CONTAINED IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT THE SELLER IS MAKING NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN THIS AGREEMENT, AND IT IS UNDERSTOOD THAT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, THE BUYER TAKES THE STOCK AND THE BUSINESS AND ASSETS OF THE COMPANIES AND/OR THE SUBSIDIARIES AS IS AND WHERE IS. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY FOREGOING, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT, THE SELLER HEREBY (A) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO (i) THE CONDITION OF THE ASSETS OF THE COMPANIES AND/OR THE SUBSIDIARIES (INCLUDING WITHOUT LIMITATION ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR (ii) ANY INFRINGEMENT BY ANY COMPANY OR ANY SUBSIDIARY OR ANY OF THEIR RESPECTIVE AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY; AND (B) NEGATE ANY RIGHTS OF THE BUYER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY THE BUYER FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF THE SELLER AND THE BUYER THAT THE BUSINESS AND ASSETS OF THE COMPANIES AND/OR THE SUBSIDIARIES ARE TO BE ACCEPTED BY THE BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

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
                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer hereby represents and warrants to the Seller as of the date hereof as follows:

            3.01. ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

            3.02. CORPORATE POWER AND AUTHORITY; EFFECT OF AGREEMENT. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and
(ii) is subject to general principles of equity. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, rule or regulation to which the Buyer is subject, (ii) violate any order, judgment or decree applicable to the Buyer or (iii) violate any provision of the Certificate of Incorporation or the By-laws of the Buyer; except, in each case, for violations which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

            3.03. CONSENTS. Except with respect to compliance with, and filings under, the HSR Act, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority is required to be obtained or made by the Buyer in connection with the execution, delivery and performance by the Buyer of this Agreement, or the taking by the Buyer of any other action contemplated hereby.

            3.04. AVAILABILITY OF FUNDS. The Buyer has delivered to the Seller true and complete copies of letters (the "Commitment Letters") addressed to the Seller and the Buyer from (i) First Reserve Corporation ("FRC"), relating to a commitment of certain investment funds managed by FRC (the "FRC Funds") to provide equity financing to consummate the transactions contemplated hereby and
(ii) Chase Manhattan Bank ("Lender"), relating to a commitment to provide debt financing to consummate the transactions contemplated hereby (the FRC Funds and Lender, collectively, the "Financing Sources"). The Buyer has accepted the Commitment Letters and the Commitment Letters are in full force and effect.

            3.05. LITIGATION. There is no Litigation pending or, to the Buyer's knowledge, threatened against the Buyer or any of its affiliates with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement. Neither the Buyer nor any of its affiliates is subject to any outstanding orders, rulings, judgments or decrees which would have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement.

            3.06. PURCHASE FOR INVESTMENT. The Buyer is purchasing the Stock for investment and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities laws. The Buyer acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Stock.

                                  ARTICLE IV

                           COVENANTS OF THE SELLER

            The Seller hereby covenants and agrees with the Buyer as follows:

            4.01. COOPERATION BY THE SELLER. From the date hereof and prior to the Closing, the Seller will use its reasonable efforts, and will cooperate with the Buyer, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties (excluding consents, approvals, authorizations, exemptions and waivers required from third parties pursuant to the terms of any agreement, contract or commitment (whether or not in writing) to which any Company or any Subsidiary is a party or by which their respective properties are bound (collectively, "Commitments"), as shall be required in order to enable the Seller and TGPL to effect the transactions contemplated hereby, and will otherwise use its reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

            4.02. CONDUCT OF BUSINESS. Except as may be otherwise contemplated by this Agreement, or except as the Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), from the date hereof through the Closing, the Seller will not take any action to cause the Companies to operate their respective businesses or purchase, or sell or otherwise dispose of, material assets outside the ordinary course of business. Notwithstanding anything to the contrary in this Agreement, until the close of business on the business day immediately preceding the Closing Date, the Seller shall be entitled to withdraw any and all cash from the Companies and the Subsidiaries; provided, any such withdrawals must be effected by means of reductions of the Shareholder Advance Balance. In addition, the Seller shall be entitled to cause the Companies and the Subsidiaries to transfer the Marks (as defined in Section 5.05(b)) to the Seller or one of its affiliates (other than the Companies and the Subsidiaries).

            4.03. ACCESS. (a) From the date hereof and prior to the Closing, the Seller shall provide the Buyer and the Financing Sources with such information as the Buyer or the Financing Sources may from time to time reasonably request with respect to any Company, the Subsidiaries and the transactions contemplated by this Agreement, and shall provide the Buyer and the Financing Sources and their respective representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of each Company and each of the Subsidiaries as the Buyer or the Financing Sources may from time to time reasonably request; PROVIDED, HOWEVER, that the Seller shall not be obligated to provide the Buyer or the Financing Sources with any information relating to trade secrets or which would violate any law, rule or regulation or term of any Commitment, or if the provision thereof would adversely affect the ability of the Seller or any of its affiliates (including any Company and the Subsidiaries) to assert attorney-client, attorney work product or other similar privilege. Any disclosure whatsoever during such investigation by the Buyer or the Financing Sources shall not constitute an enlargement of or additional representations or warranties of the Seller beyond those specifically set forth in this Agreement.

               (b) (i) The Buyer shall, and shall cause its representatives and the Financing Sources and their representatives, to keep confidential all information and records, whether prepared by the Seller, its advisors or otherwise, and whether written or oral, which were obtained, directly or indirectly, by the Buyer, the Financing Sources or their respective representatives concerning the business of the Companies and/or the Subsidiaries ("Confidential Information"). The Buyer shall, and shall cause its representatives, the Financing Sources and their respective representatives to, use Confidential Information solely in connection with its analysis and review of the transactions contemplated by this Agreement or in connection with operating the business of the Companies and the Subsidiaries.

                        (ii) The Buyer may disclose Confidential Information to
(x) the Financing Sources and (y) any of its and the Financing Sources' respective directors, officers, employees, agents and advisors (each a "Representative" and, collectively, the "Representatives") who need to know such Confidential Information for the purpose of assisting the Buyer and the Financing Sources in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that prior to making such disclosure, the Buyer shall advise the Financing Sources and each such Representative of the Buyer's obligations under this Section 4.03(b) and the Buyer shall be responsible for any breach of this Agreement by the Financing Sources or any such Representative. The Buyer may disclose Confidential Information if required by legal process or by operation of applicable law; PROVIDED, HOWEVER, that the Buyer shall first promptly advise and consult with the Seller and its counsel concerning the information the Buyer proposes to disclose. The Seller shall have the right to seek an appropriate protective order or other remedy concerning the Confidential Information the Buyer proposes to disclose and the Buyer will cooperate with the Seller to obtain such protective order. In the event that such protective order or other remedy is not obtained by the Seller, the Buyer will disclose only that portion of the Confidential Information which, in the written opinion of the Buyer's counsel, the Buyer is legally required to disclose, and the Buyer will use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

                        (iii) The Buyer's obligations under clauses (i) and (ii) of this Section 4.03(b) do not apply to information which (A) at the time of disclosure is generally available to and known by the public other that as a result of disclosure in violation of clause (i) or (ii) of this Section 4.03(b) or (B) was or becomes available to the Buyer on a non-confidential basis from a source other than the Seller or its agents or advisors; PROVIDED, HOWEVER, that such source is not bound by a confidentiality agreement or obligation of secrecy to the Seller in respect thereof.

                        (iv) In the event that the transaction contemplated hereby is not consummated, all Confidential Information whether or not then in the Buyer's possession, and any copies thereof, or notes or extracts therefrom shall be returned to the Seller, without retaining any copies thereof, and the Buyer shall destroy, as soon as practicable, all copies of any analyses, studies, compilations or other documents prepared by the Buyer or any of its Representatives to the extent that they contain, reflect or are generated from any Confidential Information.

                        (v) The Buyer acknowledges and agrees that any breach by it of the provisions of this Section 4.03(b) will cause the Seller irreparable injury and damage, for which the Seller cannot be adequately compensated in damages. The Buyer, therefore, expressly agrees that the Seller shall be entitled to seek injunctive relief and/or other equitable relief to prevent any anticipatory breach or continuing breach of the provisions of this Section 4.03(b), or any part thereof, and to secure their enforcement. Nothing herein shall be construed as a waiver by the Seller of any right it may now have or hereafter acquire to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of the Buyer under the provisions of this Section 4.03(b).

            4.04. FURTHER ASSURANCES. At any time or from time to time after the Closing, the Seller shall, at the request of the Buyer and at the Buyer's expense, execute and deliver any further instruments or documents and take all such further action as the Buyer may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

            4.05. CONTRIBUTION OF PROPERTY. At or prior to the Closing, the Seller shall, or shall cause Tenneco and/or TGPL to, contribute to the Companies, "AS IS, WHERE IS" and without warranties, express or implied, all rights, title and interest in and to the furniture, fixtures and equipment located in the Companies' office space at 1100 Louisiana, Houston, Texas 77002 and used in connection with the business of the Companies as of the date hereof; provided that the Seller shall not be required to, or shall not cause Tenneco or TGPL to, contribute assets to the Companies pursuant to this Section 4.05 with a book value in excess of $461,178.

            4.06. DELIVERY OF PROPRIETARY INFORMATION. At or prior to the Closing, the Seller shall deliver, or shall cause Tenneco and/or TGPL to deliver, to the Buyer such items of proprietary information as the Seller and the Buyer shall reasonably agree upon.

            4.07. EXCLUSIVITY. From the date hereof and prior to the Closing, the Seller will not and will ensure that its affiliates and investment bankers and other representatives do not, directly or indirectly, solicit, entertain or encourage inquiries or proposals or enter into any agreement or negotiate with any other party to sell, or enter into any merger or consolidation with respect to, all or any material part of the business and/or assets of the Companies or any of the Subsidiaries or any shares of any class of capital stock thereof.

            4.08. ACCESS TO BOOKS AND RECORDS OF THE SELLER. For a period of seven years from the Closing Date, the Seller shall, and shall use reasonable efforts to cause Tenneco and TGPL to, make available to the Buyer upon written request (i) copies of any books and records of the Seller, Tenneco and TGPL related to periods prior to the Closing ("Seller's Books and Records"), (ii) the Seller's, Tenneco's and TGPL's personnel to assist the Buyer in locating and obtaining any Seller's Books and Records, and (iii) any of the Seller's, Tenneco's and TGPL's personnel whose assistance or participation is reasonably required by the Buyer or any of its affiliates in anticipation of, or preparation for, existing or future litigation, Returns (as defined in Section 6.08) or other matters in which the Buyer or any of its affiliates is involved relating to the business of the Companies. The Buyer shall reimburse the Seller, Tenneco or TGPL, as applicable, for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this Section 4.08.

                                  ARTICLE V

                            COVENANTS OF THE BUYER

            The Buyer hereby covenants and agrees with the Seller as follows:

            5.01. COOPERATION BY THE BUYER. From the date hereof and prior to the Closing, the Buyer will use its reasonable efforts, and will cooperate with the Seller, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable the Buyer to effect the transactions contemplated hereby, and will otherwise use its reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof. In addition, the Buyer shall use its best efforts to negotiate, prepare and enter into definitive financing agreements with the Financing Sources (the "Definitive Financing Agreements") embodying the terms specified in the Commitment Letters. The Buyer shall use its best efforts to satisfy on or before the Closing Date, all requirements of the Definitive Financing Agreements that are conditions to closing the transactions contemplated by the Definitive Financing Agreements. The Buyer shall promptly notify the Seller of any material change to, or revocation of, any Commitment Letter.

            5.02. BOOKS AND RECORDS; PERSONNEL. For a period of seven years from the Closing Date:

               (a) The Buyer shall not, and shall cause the Companies and the Subsidiaries not to, dispose of or destroy any of the books and records of the Companies and the Subsidiaries relating to periods prior to the Closing ("Books and Records") without first offering to turn over possession thereof to the Seller by written notice to the Seller at least 30 days prior to the proposed date of such disposition or destruction.

               (b) The Buyer shall, and shall cause each Company and the Subsidiaries to, allow the Seller and its agents reasonable access to all Books and Records during normal working hours at the Buyer's principal place of business or at any location where any Books and Records are stored, and the Seller shall have the right, at its own expense, to make copies of any Books and Records; PROVIDED, HOWEVER, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of the Buyer's, the Subsidiaries', or the Companies' businesses, as applicable.

               (c) The Buyer shall, and shall cause each Company and the Subsidiaries to, make available to the Seller upon written request (i) copies of any Books and Records, (ii) the Buyer's, the Subsidiaries' and the Companies' personnel to assist the Seller in locating and obtaining any Books and Records, and (iii) any of the Buyer's, the Subsidiaries' and the Companies' personnel whose assistance or participation is reasonably required by the Seller or any of its affiliates in anticipation of, or preparation for, existing or future litigation, Returns or other matters in which the Seller or any of its affiliates is involved. The Seller shall reimburse the Buyer, the applicable Subsidiary or the applicable Company for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this Section 5.02(c).

               (d) The foregoing provisions of this Section 5.02 shall be in addition to the obligations of the Buyer under Article VI.

            5.03. PERFORMANCE BONDS, ETC. (a) Except with respect to that certain performance guarantee of TGPL in favor of Pennzoil Exploration and Production Company and Pennzoil Petroleum Company (collectively, "Pennzoil") pursuant to Section 12 of that certain Purchase and Sale Agreement dated November 23, 1994 among Pennzoil and Ventures (the "Pennzoil Guarantee"), at the Closing, the Buyer shall, or shall cause the Companies to, deliver to the Seller replacement (or, if the beneficiary thereof will not permit replacement, back-up) performance bonds, payment bonds, bid bonds, letters of credit, guaranties (including, without limitation, financial guaranties relating to the leases of real property and/or equipment) and similar instruments, in an aggregate principal amount and with terms and from banks or other financial institutions or surety companies in each case reasonably satisfactory to the Seller, to replace (or, to the extent required as described above, to collateralize) any performance bonds, payment bonds, bid bonds, letters of credit, guaranties and similar instruments of the Seller or of any affiliate thereof with respect to any Company or any Subsidiary (in each case, or portions thereof) remaining outstanding on the Closing Date with respect to which the Seller or any affiliate of the Seller (other than any Company or any Subsidiary) will have any liability after the Closing, including, that certain Guaranty, dated as of May 2, 1996 by TGPL in favor of Bank of America Illinois.

               (b) The Buyer hereby agrees to indemnify and hold harmless the Seller and its affiliates from and against any and all Losses (as such term is hereinafter defined) incurred by the Seller and its affiliates resulting from, or relating to, the Pennzoil Guarantee.

               (c) The Buyer hereby agrees that if the Buyer or any of the Companies desire to sell any of the properties covered by the Pennzoil Guarantee, prior to, and as a condition of, any such sale, the Buyer will use all reasonable efforts to obtain, or cause the applicable Company to obtain, from the prospective buyer for the benefit of the Seller and its affiliates, a written agreement in favor of the Seller and its affiliates, in form and substance reasonably satisfactory to the Seller, agreeing to indemnify and hold harmless the Seller and its affiliates from and against any and all Losses which may be incurred by the Seller or any of its affiliates, under the Pennzoil Guarantee relating to the properties being acquired by the prospective buyer.

            5.04. FURTHER ASSURANCES. At any time or from time to time after the Closing, the Buyer shall, at the request of the Seller and at the Seller's expense, execute and deliver any further instruments or documents and take all such further action as the Seller may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

            5.05. CORPORATE NAME. (a) Upon or immediately following the Closing, the Buyer shall cease to use the name "Tenneco" or any confusingly similar name, and will file all documents necessary to change the name of the Companies and any of the applicable Subsidiaries.

               (b) The Buyer understands and agrees that nothing in this Agreement otherwise confers upon the Buyer any rights to or under any trademarks, service marks, logos or trade names of the Seller, the Companies or any of their respective affiliates ("Marks). The Buyer agrees that, upon the Closing, the Buyer will cease all use of the Marks, including, without limitation, any name including the words "Tenneco," and all marks, names and trade styles confusingly similar to such words and symbols. The Buyer further agrees that it will, as soon as practicable following the Closing (subject to receiving any necessary regulatory approval), remove all references to and representations of any of the Marks from the assets of the Companies and the Subsidiaries and from materials utilized in the conduct of the business of the Companies and the Subsidiaries.

            5.06. CONSENTS. The Buyer acknowledges that certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to the Commitments and that certain of such consents and waivers have not been obtained and may not be obtained prior to the Closing. The Buyer agrees that, except as specified in Section 1.05, the Seller shall not have any liability whatsoever to the Buyer arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Commitments as a result thereof. The Buyer further agrees that, except as specified in Section 1.05, no representation, warranty or covenant of the Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (i) the failure to obtain any such consent or waiver, (ii) any such termination or (iii) any lawsuit, action, proceeding or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent or any such termination. Prior to the Closing, the Seller shall, and shall cause TGPL and the Companies to, cooperate with the Buyer, upon the request of the Buyer, in any reasonable manner in connection with the Buyer obtaining any such consents and waivers; PROVIDED, HOWEVER, that such cooperation shall not include any requirement of the Seller or any of its affiliates (including the Companies) to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

            5.07. TGP CONSENTS; NPI CONVERSION. (a) The Buyer will use all reasonable efforts to obtain the TGP Consents prior to the Closing.

               (b) The Buyer will use all reasonable efforts to cause the NPI Conversions to occur prior to the Closing.

                                  ARTICLE VI

                                 TAX MATTERS

            6.01. TAX INDEMNIFICATION BY THE SELLER. (a) The Seller shall be liable for, and shall indemnify the Buyer and its affiliates and hold them harmless from and against, any (i) Income Taxes arising out of or attributable to any consolidated, combined or unitary Income Tax Return filed or required to be filed by the Seller, Tenneco or any Related Party which includes the Companies and/or the Subsidiaries (without giving effect to any reserves with respect thereto), including, without limitation, any liability of the Companies and/or the Subsidiaries for Income Taxes under Section 1.1502-6 of the Treasury Regulations (or any analogous provision of state, local or foreign law), (ii) Income Taxes (other than those described in clause (i) above) of the Companies and/or the Subsidiaries for taxable periods or portions of taxable periods ending on or before the Closing Date to the extent such Income Taxes exceed any reserves for such Income Taxes included in the Statement (other than reserves for deferred Income Taxes), and (iii) subject to Section 6.07, any loss, damage, liability or expense, including, but not limited to, reasonable fees for attorneys and other outside consultants, incurred in connection with Income Taxes described in (i) and (ii) in this Section 6.01(a).

               (b) Payments required under this Section 6.01 shall be made within 30 days of the Buyer furnishing the Seller with written evidence that the Buyer has paid such amounts or such amounts are due and payable to a Taxing Authority.

            6.02. APPORTIONMENT OF TAXES. In order to apportion appropriately any Income Taxes relating to any Straddle Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax Authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of the Companies and/or the Subsidiaries, and such period shall be treated as a short taxable year and a PreClosing Period for purposes of this
Article VI. In any case where applicable law does not permit a Company or a Subsidiary to treat the Closing Date as the last day of the taxable year or period of such Company or Subsidiary with respect to Income Taxes that are payable with respect to a Straddle Period, the portion of any such Income Taxes that are allocable to the portion of the taxable year ending on the Closing Date shall be deemed to be equal to the amount which would be payable if the taxable year or period ended on the Closing Date (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account, if appropriate, for an equitable sharing of such Income Taxes).

            6.03. FILING RESPONSIBILITY. (a) With respect to jurisdictions in which the Companies are required to file a consolidated, combined or unitary Income Tax Return with the Seller, Tenneco or any Related Party, or (i) are eligible to file a consolidated, combined or unitary Income Tax Return with the Seller, Tenneco or any Related Party and (ii) have filed a consolidated, combined or unitary Income Tax Return with the Seller, Tenneco or any Related Party in the most recent taxable period for which a Return was due, the Seller shall include, or cause to be included, the Companies and the Subsidiaries in such Returns for all taxable periods ending on or prior to the Closing Date ("PreClosing Tax Periods") and all taxable periods beginning prior to and ending after the Closing Date ("Straddle Periods"); provided, that in the case of a Straddle Period, the Companies and the Subsidiaries shall not be included in such Returns for periods after the Closing Date. The Seller shall timely prepare and file, or cause to be timely prepared and filed, all such Returns. With respect to all other Income Tax Returns for Pre-Closing Tax Periods, the Seller shall timely prepare, or cause to be timely prepared, and deliver to the Buyer, and the Buyer shall cause to be timely filed, all such Income Tax Returns. The Seller shall timely prepare and file, or cause to be timely prepared and filed, all NonIncome Tax Returns the due date for filing of which is on or before the Closing Date. All Returns prepared pursuant to this Section 6.03(a) shall be prepared or completed in a manner consistent with prior practice of the Seller and/or the Related Party concerning the income, properties or operations of the Companies and the Subsidiaries (including elections and accounting methods and conventions), except as otherwise required by law, and in the case of Returns prepared in accordance with the second preceding sentence, shall be subject to the Buyer's review and approval (which approval shall not be unreasonably withheld). The Seller shall timely pay, or cause to be timely paid, when due, all Taxes relating to the Returns which it is required to prepare and file pursuant to this Section 6.03(a). The Seller shall pay, or cause to be paid, to the Buyer, all Income Taxes relating to Returns which it is required to prepare and deliver to the Buyer for filing pursuant to this Section 6.03(a) within 10 days prior to the date on which the related Tax liability is due.

               (b) The Buyer shall prepare and file, subject to the Seller's review and approval (which approval shall not be unreasonably withheld), all Income Tax Returns of the Companies and the Subsidiaries for any Straddle Period with respect to which the Seller does not have filing responsibility pursuant to
Section 6.03(a). Except as otherwise required by law, such Returns shall be prepared or completed in a manner consistent with prior practice of the Seller concerning the income, properties or operations of the Companies and the Subsidiaries (including elections and accounting methods and conventions). Any Income Taxes of the Companies and the Subsidiaries payable pursuant to such Returns shall be apportioned between the Seller, on the one hand, and the Buyer, on the other hand, in accordance with the principles of Treasury Regulation Section 1.1502-76(b) applied to the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, respectively. Any amounts apportioned to the Seller pursuant to the preceding sentence shall be paid by the Seller to the Buyer not later than 5 days prior to the date on which the related Tax liability is due. The Buyer shall prepare and file all non-Income Tax Returns the due date for filing of which is after the Closing Date. The Buyer shall timely pay when due all Taxes relating to the Returns which it is required to file pursuant to this
Section 6.03(b).

            6.04. REFUNDS AND CARRYBACKS. (a) The Seller shall be entitled to any refunds of Income Taxes attributable to the Companies and/or the Subsidiaries (including refunds paid by means of credit against other or future income) for a Pre-Closing Period or the portion of a Straddle Period ending on or before the Closing Date other than refunds arising from a carryback of a loss or credit from any period other than a PreClosing Tax Period.

               (b) The Buyer shall forward to the Seller any refunds to which the Seller is entitled (pursuant to the terms of this Section 6.04) within 5 days after receipt thereof. In the case of a refund received in the form of a credit against other or future Tax liabilities, reimbursement in respect of such refund shall be due on the due date for payment of the Taxes against which such refund has been credited.

               (c) Nothing in this Agreement shall require the Seller to file a carryback claim or amended Tax Return on behalf of the Buyer. In the case of all Tax Returns (other than Tax Returns filed by the Company on a separate basis), the Buyer agrees to elect to relinquish its entire carryback period with respect to any loss occurring for a period ending after the Closing Date.

            6.05. COOPERATION. After the Closing Date, each of the Buyer and the Seller shall make available to the other, as reasonably requested, and to any Taxing Authority, all information, records and documents relating to Tax liabilities or potential Tax liabilities relating to the Companies and/or the Subsidiaries and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extension thereof.

            6.06. TAX SHARING. Any and all existing Tax sharing, allocation, compensation or like agreements or arrangements that include any Company or any

Subsidiary shall be terminated with respect to the applicable Company or Subsidiary as of the Closing Date without liability to the applicable Company or Subsidiary and shall have no further effect for any taxable year.

            6.07 AUDITS. The Buyer shall promptly notify the Seller in writing upon receipt of notice of any pending or threatened Income Tax audits or assessments which may affect the Tax liabilities of any Company or any Subsidiary relating to a period with respect to which the Seller would be liable pursuant to Section 6.01; PROVIDED, HOWEVER, that a failure to give such notice will not affect the Buyer's or the Companies' and/or the Subsidiaries' rights to indemnification hereunder, except to the extent, if any, that, but for such failure, the Seller could have avoided the Tax liability in question. The Seller shall represent its own interests and the interests of the Companies and the Subsidiaries in any Tax matter, including any audit, examination, assessment, notice of deficiency or other adjustment or proposed adjustment, or administrative or judicial proceeding, the settlement of any of the foregoing, or the filing of any amended return (a "Tax Matter"), involving an Income Tax liability relating to a period with respect to which the Seller would be liable pursuant to Section 6.01 and to employ counsel of its choice at its expense; PROVIDED, HOWEVER, that the Buyer shall have the right to participate at its own expense, and its consent shall be required prior to settlement, which consent shall not be unreasonably withheld, in any such Tax Matter that could have a material adverse effect on the amount or timing of any Tax of the Buyer or any of its affiliates. Notwithstanding the foregoing, the Buyer shall represent its own interest and the interests of the Companies and the Subsidiaries in any Tax Matters involving an Income Tax liability relating to a period with respect to which the Buyer has filing responsibility pursuant to Section 6.03(b); PROVIDED, HOWEVER, that the Seller shall have the right to participate at its own expense, and its consent shall be required prior to settlement, which consent shall not be unreasonably withheld, in any such Tax Matter that could have a material adverse effect on the amount or timing of any Tax of the Seller. The Buyer and the Seller and their respective affiliates shall cooperate fully with each other and their respective counsel in the defense or compromise of any Tax Matter including, without limitation, the provision of any necessary powers of attorney. Notwithstanding anything herein to the contrary, the Seller shall have the exclusive right to control, settle and resolve any Tax Matter relating to the NPI Conversion.

            6.08. CERTAIN OTHER DEFINITIONS. For purposes of this Agreement (i) "Income Taxes" means federal, state, local or foreign income or franchise taxes or other taxes measured in whole or in part by income, including any single-business tax or any tax based on capital, together with any interest, penalties or additions to tax imposed with respect thereto; (ii) "IRS" means the Internal Revenue Service; (iii) "Related Party" means any member of the consolidated federal income tax group of which the Seller or Tenneco, as the case may be, is the common parent; (iv) "Return" means all returns, reports, declarations, estimates, information returns, statements and forms of any nature regarding Taxes, including remittance advices, required to be filed with any Taxing Authority or depository; (v) "Tax" means any federal, state, local or foreign tax, including, without limitation, income (net or gross), gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax imposed with respect thereto; (vi) "Taxing Authority" means any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax; and (vii) "Code" means the Internal Revenue Code of 1986, as amended.

            6.09. CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement ("Transfer Taxes") shall be paid by the Seller when due, and the Seller shall file all necessary Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable law, the Buyer will, and will cause the Companies to, join in the execution of any such Returns and other documentation. The Buyer shall reimburse the Seller for one-half of all Transfer Taxes and one-half of the cost of filing Returns relating to Transfer Taxes.

            6.10. SECTION 338(H)(10) ELECTION. (a) The Seller and the Buyer shall file an election under Section 338(g) and Section 338(h)(10) of the Code and under any comparable provisions of state, local or foreign law with respect to the purchase of the outstanding shares of stock of the Companies (collectively, the "Election"). The Seller and the Buyer shall report, in connection with the determination of Taxes, the transactions contemplated by this Agreement in a manner consistent with the Election. The Seller and the Buyer shall comply with all of the requirements of Section 338(h)(10) of the Code and the Treasury Regulations thereunder. The Seller and the Buyer shall take no action which is inconsistent with the Election or its validity under the Code and the applicable Treasury Regulations.

               (b) As soon as practicable after the Closing Date, the Buyer shall deliver to the Seller a written notice setting forth the Buyer's good faith calculation of (i) the Modified Aggregate Deemed Sales Price (as defined below) and (ii) the allocation thereof among the assets of the Companies in accordance with the principles of Treasury Regulation ss. 1.338(h)(10)-1(f)(1)(ii) (the "Deemed Sales Price Allocation"). The term "Modified Aggregate Deemed Sales Price" shall mean an amount resulting from the Election, determined pursuant to Treasury Regulation ss. 1.338(h)(10)-1(f) without regard to items described in Treasury Regulation ss. 1.338(h)(10)-1(f)(4) (provided that the Seller may take such items into account in filing Tax Returns). The Seller shall review such calculations and, within 30 days of receipt thereof, shall notify the Buyer of any disagreement with respect to such calculations. The Buyer and the Seller shall mutually resolve any such disagreements and shall file all Tax Returns in a manner consistent herewith and shall take no position inconsistent therewith in any Tax Matter; provided, however, that notwithstanding anything herein to the contrary, the Buyer and the Seller agree that the "adjusted grossed-up basis" of the assets deemed purchased pursuant to the Election shall not include any amount attributable to the NPI Indebtedness in excess of the fair market value (determined as of the Closing Date) of the assets securing the NPI Indebtedness. If the Buyer takes any action inconsistent with the preceding sentence, the Seller shall have no indemnification obligation under Section 6.10.

               (c) The Buyer and the Seller shall be jointly responsible for the preparation and filing of all forms and documents required in connection with the Election. The Seller and the Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Seller or the Buyer in order to timely file the Election and any other required statements or schedules.

            6.11. TAX INDEMNIFICATION IN CONNECTION WITH NPI CONVERSION. (a) Subject to Section 6.10, the Seller shall be liable for, and shall indemnify the Buyer and its affiliates (including the Companies and the Subsidiaries) regardless of when such conversion occurs and hold them harmless from and against, any liability, regardless of when such liability arises, for Income Taxes attributable to any NPI Conversion (as defined below) by any TGP Investor.

               (b) As used herein, "NPI Conversion" means, with respect to any TGP Investor, the conversion of the indebtedness owed by TGP to such TGP Investor to a net profits overriding royalty interest in and from the collateral theretofore securing such indebtedness pursuant to and in accordance with the terms of the applicable Credit Agreement ("NPI Indebtedness"). As used herein, "Credit Agreement" means each of the (i) Credit Agreement, dated June 16, 1992, by and between TGP and The Trustees of General Electric Pension Trust; (ii) Credit Agreement, dated June 16, 1992, by and between TGP and Bankers Trust Company, as Trustee for the GTE Service Corporation Plan for Employees' Pensions; (iii) Credit Agreement, dated June 30, 1993, by and between TGP and The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee;
(iv) Credit Agreement, dated December 31, 1994, by and between TGP and Trustees of General Electric Pension Trust; (v) Credit Agreement, dated December 31, 1994, by and between TGP and Bankers Trust Company, as Trustee for the GTE Service Corporation Plan for Employees' Pensions; and the (vi) Credit Agreement, dated December 31, 1994, by and between TGP and The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee.

               (c) In no event shall the Seller's liability under this Section
6.11 exceed $7,000,000 in the aggregate. Payments required under this Section
6.11 shall be made within 30 days of the Buyer's request therefor.

            6.12 TAX TREATMENT OF INDEMNITY PAYMENTS. The Tax treatment of all payments made by either party to or for the benefit of the other party under this Article VI shall be treated by the parties hereto as an adjustment to the Purchase Price.

            6.13 TAX ELECTIONS. From and after the date hereof, the Seller shall not, without the prior written consent of the Buyer (which may not unreasonably withhold such consent), make or revoke, or cause or permit to be made or revoked any Tax election, or adopt or change any method of accounting, that would adversely affect a Company or a Subsidiary, except to the extent such election or change is consistent with past practice of the Seller.

            6.14 EMPLOYEE MATTERS. The Buyer and the Seller agree to utilize the alternative procedure set forth in Revenue Procedure 84-77, 1984-2 C.B., 753, with respect to any necessary wage reporting matters. The Seller shall cooperate with the Buyer and furnish the Buyer with all information needed to prepare and file any wage reporting form.

                                 ARTICLE VII

                    CONDITIONS TO THE BUYER'S OBLIGATIONS

            The obligation of the Buyer to purchase the Stock shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

            7.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER. The
(i) Seller shall have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and
(ii) the representations and warranties of the Seller contained herein shall be true and correct in all material respects as of the date made and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except, (A) to the extent that any such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date or (B) to the extent that any failure of such representations and warranties to be true and correct does not have a Material Adverse Effect. The Buyer shall have received a certificate of the Seller, dated as of the Closing Date and signed by an officer of the Seller, certifying as to the fulfillment of the condition set forth in this Section 7.01 (the "Seller's Certificate").

            7.02. NO PROHIBITION. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the Buyer from consummating the transactions contemplated hereby.

            7.03. GOVERNMENTAL CONSENTS. All consents, approvals, authorizations, exemptions and waivers from governmental agencies, in each case, the absence of which would have a material adverse effect on the ability of the Buyer to purchase the Stock, shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit such purchase or render such purchase illegal).

            7.04. FINANCING. The Definitive Financing Agreements shall be in full force and effect and the conditions of the receipt of the financing contemplated thereby shall have been satisfied or waived or the Buyer shall otherwise have funds available to pay the Purchase Price.

            7.05. TRANSITIONAL SERVICES AGREEMENT. The Seller shall have executed and delivered to the Buyer a Transitional Services Agreement (the "Transitional Services Agreement") in substantially the form attached hereto as Exhibit A.

            7.06. BUYER'S FRUSTRATION OF CLOSING CONDITIONS. The Buyer may not rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the Buyer's failure to act in good faith or to comply with the provisions of Section 5.01.

                                 ARTICLE VIII

                    CONDITIONS TO THE SELLER'S OBLIGATIONS

            The obligation of the Seller to sell the Stock shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

            8.01. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER. The
(i) Buyer shall have complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date, and
(ii) the representations and warranties of the Buyer contained herein shall be true and correct in all material respects as of the date made and on and as of the Closing Date, in each case, with the same effect as though made on and as of the Closing Date, except, to the extent that any such representations and warranties were made as of a specified date, as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. The Seller shall have received a certificate of the Buyer, dated as of the Closing Date and signed by an officer of the

Buyer, certifying as to the fulfillment of the condition set forth in this
Section 8.0l (the "Buyer's Certificate").

            8.02. NO PROHIBITION. No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the Seller from consummating the transactions contemplated hereby.

            8.03. PERFORMANCE BONDS. The Buyer shall have delivered to the Seller the performance bonds, letters of credit and/or other instruments referred to in Section 5.03.

            8.04. GOVERNMENTAL CONSENTS. All consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable the Seller to sell the Stock to the Buyer shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit such sale or render such sale illegal).

            8.05. SELLER'S FRUSTRATION OF CLOSING CONDITIONS. The Seller may not rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the Seller's failure to act in good faith or to comply with the provisions of Section 4.01.

                                  ARTICLE IX

                EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS

            9.01. DEFINITIONS. (a) As used herein, the term "Employees" means all current employees (including those on layoff, disability or leave of absence, whether paid or unpaid), former employees and retired employees employed by the Companies or any Subsidiary or in connection with the business of the Companies or any Subsidiary, and the term "Employee" shall mean any of the Employees.

               (b) As used herein, the term "Company Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed to by any Company, any Subsidiary, the Seller, any of their respective affiliates or any of their respective predecessors or in which any Company, any Subsidiary, the Seller, any of their respective affiliates or any of their respective predecessors participates or participated and which provides benefits to Employees or their spouses or covered dependents, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in Section 3(2) of ERISA.

               (c) As used herein, the term "Benefit Arrangements" means each and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision and hospitalization), savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, salary continuation, sick pay, sick leave, short and long term disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit arrangements, plans, contracts (other than individual employment, consulting or severance contracts), policies or practices of any Company, any Subsidiary, the Seller, any of their respective affiliates or any of their respective predecessors providing employee or executive compensation or benefits to Employees, other than the Company Benefit Plans.

            9.02. INDEMNITY. (a) The Buyer, the Companies and the Subsidiaries shall jointly and severally indemnify the Seller and its affiliates and hold each of them harmless from and against any liability, loss, damage, claim (including third party claims, whether or not meritorious), cost or expense (including without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses") which may be incurred or suffered by any of them (i) under the Worker Adjustment and Retraining Notification Act ("WARN") arising out of, or relating to, any actions taken by the Buyer, the Companies or any Subsidiary on or after the Closing Date solely with respect to employees terminated on or after the Closing Date; (ii) in connection with any claim made by any current Employee by reason of the Company's or any Subsidiary's failure to continue to employ such Employee on or after the Closing Date at substantially the same salary or wages (including bonus, commission and sales incentive programs) and/or on substantially the same terms and conditions as in effect immediately prior to the Closing Date (including any claim made by reason of the Employee's not receiving benefits under any Company Benefit Plan or Benefit Arrangement or receiving any particular benefit or level of benefit);
(iii) in connection with any claim made by any Employee for any severance pay or other compensation or benefit entitlements by reason of any Employee's termination or deemed termination of employment on or after the Closing, including pursuant to the Tenneco Energy Executive Incentive Compensation Program and the Tenneco Energy Executive Retention Program; or (iv) in connection with, or as a result of, the transfer of Employees contemplated by
Section 9.05.

               (b) The Seller and its affiliates (other than the Companies and the Subsidiaries) shall jointly and severally indemnify the Buyer, the Companies and the Subsidiaries and hold each of them harmless from any Losses which may be incurred or suffered by any of them (i) under WARN arising out of, or relating to, any actions taken by the Seller, the Companies or any Subsidiary with respect to Employees terminated prior to or on the Closing Date, (ii) in connection with any claim made by any Employee whose employment terminated prior to the Closing Date and (iii) under any "employee benefit plan", including any Company Benefit Plan, which the Seller or any of its affiliates maintained, sponsored, or contributed to or was obligated to contribute.

            9.03. BENEFIT PLANS. Except as provided in Section 9.04, neither the Buyer nor any of its affiliates (including, after the Closing, the Companies and the Subsidiaries) shall assume any obligations of Tenneco, the Seller or TGPL under or with respect to the Company Benefit Plans. Following the Closing Date, the Buyer or one of its affiliates shall provide or cause to be provided to the Employees actively at work for Buyer or one of its affiliates such employee benefit plans, programs, agreements or arrangements as it in its sole discretion deems appropriate. Nothing in this Agreement shall create any obligation on the part of the Buyer or any of its affiliates to continue the employment, nor create any right, of any Employee or in his or her beneficiaries following the Closing.

            9.04. SEVERANCE AND RETENTION BONUSES. Immediately prior to the Closing, the Buyer shall assume, or shall cause Ventures to assume, TGPL's liability under the Tenneco Energy Executive Incentive Compensation Program and the Tenneco Energy Executive Retention Program to pay the amounts set forth on
Schedule 9.04 to each of the Employees listed on Schedule 9.04 who are employed by the Companies or the Subsidiaries as of the Closing Date, and the Buyer or Ventures shall be responsible for all such liability; PROVIDED, HOWEVER, that the Purchase Price shall be reduced in an aggregate amount not to exceed $1,300,000 by the amount of such liability so assumed.

            9.05. TRANSFER OF EMPLOYEES. On or prior to the Closing, the Seller shall cause all Employees who are employed by subsidiaries of the Seller (other than the Companies) to be transferred to Buyer or Ventures.

                                  ARTICLE X

                         TERMINATION PRIOR TO CLOSING

            10.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

               (a) By the mutual written consent of the Buyer and the Seller; or

               (b) By either the Seller or the Buyer in writing, if the Closing shall not have occurred on or before January 31, 1997.

            10.02. EFFECT ON OBLIGATIONS. Termination of this Agreement pursuant to this Article X shall terminate all obligations of the parties hereunder, except for the obligations under Sections 4.03(b), 11.07, 11.08, 11.10 and 11.12; PROVIDED, HOWEVER, that termination pursuant to clause (b) of Section
10.01 by reason of breaches of
covenants or agreements or by reason of a breach by the Buyer of its representations and warranties contained in Section 3.04 shall not relieve the defaulting or breaching party (whether or not it is the terminating party) from any liability to the other party hereto.

                                  ARTICLE XI

                                MISCELLANEOUS

            11.01. SURVIVAL. Except as otherwise set forth in this Section 11.01, the representations and warranties made in this Agreement or in any agreement, certificate (including the Seller's Certificate and the Buyer's Certificate) or other document executed at or prior to the Closing in connection herewith (an "Ancillary Document") shall expire at the Closing. The representations and warranties (i) made by the Seller in Sections 2.01 and 2.04 and the second and third sentences of Section 2.03 and (ii) made by the Buyer in the first and second sentences of Section 3.02 and Section 3.03 shall expire on the first anniversary of the Closing.

            11.02. INTERPRETIVE PROVISIONS. (a) Whenever used in this Agreement, "to the Seller's knowledge" or "to the knowledge of the Seller" shall mean the actual knowledge of the executive officers of the Seller and shall only include their actual knowledge obtained in their respective capacities as such, and "to the Buyer's knowledge" or "to the knowledge of the Buyer" shall mean the actual knowledge of the executive officers of the Buyer.

               (b) The words "hereof," "herein," "hereby" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision thereof.

               (c) For purposes of this Agreement, the Companies and the Subsidiaries shall be deemed to be affiliates of the Seller prior to the Closing and affiliates of the Buyer after the Closing.

            11.03. ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) and the Transitional Services Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed by the Seller to the Buyer pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all Sections of this Agreement.

            11.04. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that this Agreement may not be assigned by the Buyer without the prior written consent of the Seller, except that the Buyer may, at its election, assign this Agreement to any direct or indirect wholly owned subsidiary or any affiliate of FRC so long as (a) the representations and warranties of the Buyer made herein are equally true of such assignee, (b) such assignment does not have any adverse consequences to the Seller or any of its affiliates (including, without limitation, any adverse tax consequences or any adverse effect on the ability of the Buyer to consummate (or timely consummate) the transactions contemplated hereby) and (c) such assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof as the "Buyer," and agreeing to be jointly and severally liable with the assignor and any other assignee for all of the obligations of the assignor hereunder, but no such assignment of this Agreement or any of the rights or obligations hereunder shall relieve the Buyer of its obligations under this Agreement.

            11.05. HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

            11.06. MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

            11.07. INDEMNIFICATION BY SELLER WITH RESPECT TO OTHER MATTERS. The Seller shall be liable for, and shall indemnify the Buyer and its affiliates (including the Companies and the Subsidiaries) and hold them harmless from and against, any and all losses, claims, damages or liabilities incurred by the Buyer or any of its affiliates or to which any of them become subject to the extent that such losses, claims, damages or liabilities result from the Companies' or the Subsidiaries' former status as affiliates of the Seller or Tenneco. Payments required under this Section shall be made within 30 days of the Buyer's request therefor.

            11.08. BROKER'S FEES. Each of the parties hereto (i) represents and warrants that it has not taken and will not take any action that would cause the other party hereto to have any obligation or liability to any person for a finder's or broker's fee and (ii) agrees to indemnify the other party hereto for breach of the foregoing representation and warranty, whether or not the Closing occurs.

            11.09. EXPENSES. The Buyer shall pay its own costs and expenses incurred in connection with the transactions contemplated hereby, including, the fees and expenses payable to PaineWebber and/or FRC, fees to be paid to its financing sources and all fees and expenses of its financial consultants, accountants and counsel. The Seller shall pay its own costs and expenses incurred in connection with the transactions contemplated hereby and the costs and expenses (and, as between the Seller and the Buyer, assuming consummation of the Merger, the Seller shall pay for the costs and expenses of Tenneco and TGPL) incurred by the Companies in connection with the transactions contemplated hereby and other marketing efforts with respect to the sale of the Companies, including, any investment banking fees of Donaldson, Lufkin & Jenrette Securities Corporation and any other investment banker hired by the Seller, Tenneco or TGPL in connection with the sale of the Companies and related fees of petroleum engineers and other professionals, except fees of any such engineers or professionals retained by the Companies to assist the Buyer in connection with the transactions contemplated hereby (which shall be paid for by the Buyer).

            11.10. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, if to the Seller to:

                  El Paso Natural Gas Company
                  1001 Louisiana Street
                  Houston, Texas  77002
                  Attention:  H. Brent Austin

          with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York 10004
                  Attention:  Gary P. Cooperstein, Esq.

            if to the Buyer to:

                  Teleo Ventures, Inc.
                  P.O. Box 2511
                  Houston, Texas 77252-2511
                  Attention:        Mr. Michael V. Ronca
                  President & CEO
           with a copy to:

                  Weil, Gotshal & Manges LLP
                  700 Louisiana, Suite 1600
                  Houston, Texas  77002
                  Attention:  James L. Rice III, Esq.

           or at such other address for a party as shall be specified by like notice.

            11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN COUNTY OF NEW YORK, FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 11.10 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            11.12. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

            11.13. PUBLIC ANNOUNCEMENTS. Neither the Seller nor the Buyer shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

            11.14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                       EL PASO NATURAL GAS COMPANY

                                       By:  /s/ H. BRENT AUSTIN
                                         Name:  H. Brent Austin
                                         Title: President and Chief
                                                Financial Officer

                                       TELEO VENTURES, INC.

                                       By:  /s/ MICHAEL V. RONCA
                                         Name:  Michael V. Ronca
                                         Title: President & CEO

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